Exhibit 1

LIBERTY INTERACTIVE LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

SEVENTEENTH SUPPLEMENTAL INDENTURE

dated as of September 9, 2013

Supplementing the Indenture

dated as of July 7, 1999

1% Exchangeable Senior Debentures due 2043

SEVENTEENTH SUPPLEMENTAL INDENTURE, dated the 9th day of September, 2013, between LIBERTY INTERACTIVE LLC (formerly known as LIBERTY MEDIA CORPORATION), a limited liability company existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor-in-interest to THE BANK OF NEW YORK MELLON, formerly known as THE BANK OF NEW YORK), a national banking association, having its principal corporate trust office in The City of Los Angeles, California, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 7, 1999 (the “Original Indenture” and, as supplemented to the date hereof, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the “Securities”);

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions by the written consent of the sole member of the Company, has duly determined to make, execute and deliver to the Trustee this Seventeenth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the “1% Exchangeable Senior Debentures due 2043” under the Original Indenture initially in an aggregate principal amount of $400,000,000   (the “Debentures”);

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

WHEREAS, all acts and requirements necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Seventeenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, THIS SEVENTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the “1% Exchangeable Senior Debentures due 2043,” and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Seventeenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions.

Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

“Additional Distribution” shall mean any distribution to Holders of the Debentures made pursuant to Section 206 in respect of a Reference Share Distribution.

“Adjusted Principal Amount” shall mean, for each $1,000 Original Principal Amount of the Debentures, $1,000, minus any and all Extraordinary Additional Distributions and any Rate Maintaining Adjustments made in respect of such Original Principal Amount of Debentures pursuant to Section 204.

“Average Transaction Consideration” shall mean, with respect to a holder of one Reference Share subject to a Reference Share Offer, the quotient derived by dividing (a) the aggregate amount of consideration actually distributed or paid to all holders of Reference Shares that participated in such Reference Share Offer, by (b) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer of the type entitled to participate in such Reference Share Offer. The Company shall determine the Average Transaction Consideration based on information that is publicly available to the Company, which may require that the Company estimate the Average Transaction Consideration. The Company shall true up the amount of any estimated Average Transaction Consideration if and to the extent the Company obtains more definitive information with which to calculate the Average Transaction Consideration.

“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” shall mean, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on such date as reported in the composite transactions (or comparable system) for the principal United States national or regional securities exchange on which such security is listed or a recognized international securities exchange, or, if such security is not listed on a principal United States national or regional securities exchange or on a recognized international securities exchange, the last quoted bid price for the security in the over-the-counter market as reported by the OTC Markets Group Inc. or a similar organization.  In the event that no such quotation is available for a particular trading day, the Company shall cause the Board of Directors to determine the Closing Price on the basis of those quotations that it, in good faith, considers appropriate, unless “Closing Price” is to be determined for purposes of valuing securities to be distributed pursuant to a Reference Share Distribution and such securities are expected to have an aggregate value in excess of $100,000,000, in which event the Company shall cause the Closing Price to be determined by a nationally recognized investment banking or appraisal firm retained by the Company for such purpose.  If an “ex-dividend” date for a security occurs during the period used in determining the security’s Closing Price, the Closing Price of the security on any day prior to such “ex-dividend” date shall be reduced by the amount of the dividend.  For this purpose, the amount of a non-cash dividend will be equal to the value of that dividend, as of the record date therefor, as determined by a nationally recognized investment banking firm retained by the Company for this purpose. For purposes of this definition only, “trading day” means, with respect to any security the Closing Price of which is being determined, a day on which there is trading on the principal United States national or regional securities exchange or recognized international securities exchange or in the over the counter market used to determine such Closing Price.

“Common Equity Securities” shall mean any securities (i) that are common stock or participate without limitation in earnings and dividends in parity with common stock and (ii) that are Marketable Securities.  For greater certainty, the term “Common Equity Securities” does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity Securities.

“Company” shall mean the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Debentures.

“Current Market Price” of any Reference Shares attributable to a Debenture or for other Common Equity Securities for which a Current Market Price shall be determined shall equal the average of the daily volume weighted average prices per share (“VWAP”) of such Reference Shares or other Common Equity Securities during the applicable valuation period prescribed herein as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HSNI (or [TICKER FOR THE APPLICABLE CLASS OF REFERENCE SHARES OR OTHER COMMON EQUITY SECURITIES])<equity> AQR” (or its equivalent successor if such page is not available).  The VWAP for each Trading Day shall be in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such VWAP is unavailable, the market value of one share of such Reference Shares or other Common Equity Securities on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The VWAP for each Trading Day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. References herein to the “Current Market Price of the Reference Shares” shall mean the sum of the Current Market Prices of the Reference Shares being referred to.

“Debenture” shall mean $1,000 Original Principal Amount of the Debentures.

“Debentures” shall mean the Company’s 1% Exchangeable Senior Debentures due 2043.

“Depository” shall have the meaning assigned to it in the Original Indenture.

“DTC” shall mean The Depository Trust Company.

“Effective Date” shall have the meaning assigned to it in Section 209(j).

“Eligible Holder” shall mean a holder of Restricted Reference Shares that (A) timely completed, signed and delivered a selling stockholder questionnaire and any other information reasonably requested by the Company or HSNi (or any other Registering Reference Company) as described in the Registration Rights Provisions and (B) did not sell all of such Restricted Reference Shares pursuant to a Resale Prospectus prior to the Registration Default.

“Excess Regular Additional Distribution” shall mean any Additional Distribution as a result of a Reference Share Distribution that is an Excess Regular Cash Dividend.

“Excess Regular Cash Dividend” shall mean (i) with respect to each Reference Share of a Reference Company, any portion of the regular cash dividend paid in respect of such Reference Share that exceeds the Regular Cash Dividend in respect of such Reference Share and (ii) with respect to the Reference Shares of a Reference Company attributable to each Debenture, any portion of the aggregate regular cash dividend paid in respect of such Reference Shares that exceeds the Regular Cash Dividend Amount.

“Exchange Agent” shall mean any Person authorized by the Company to act as Exchange Agent under the Indenture.  The Company initially authorizes the Trustee to act as Exchange Agent for the Debentures on its behalf.  The Company may at any time and from time to time authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee with respect to the Debentures.

“Exchange Date” shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

“Extraordinary Additional Distribution” shall mean any Additional Distribution other than an Excess Regular Additional Distribution, whether of cash, securities or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to such Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity

Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment other than in the case of Final Period Distribution.

“Extraordinary Distribution” shall mean any Reference Share Distribution other than a Regular Cash Dividend or an Excess Regular Cash Dividend.

“Final Period Distribution” shall mean, for each Debenture, (a) all Excess Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, as of the relevant date on which the principal of the Debentures shall become due and payable, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 206(d) or (e)) exceeds the Adjusted Principal Amount of such Debenture.

“First Redemption Date Exchange Period” shall have the meaning specified in Section 209(c).

“Fundamental Change” shall mean the occurrence at any time after September 9, 2013 and prior to October 5, 2016 of any of the following events with respect to HSNi (or any other Significant Reference Company):

(1)                                 a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act, other than HSNi (or other Significant Reference Company), its subsidiaries, its and their employee benefit plans and Permitted Holders, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act, of HSNi (or other Significant Reference Company) common equity representing more than 50% of the voting power of HSNi (or other Significant Reference Company) common equity;

(2)                                 in the case of HSNi only, any Permitted Holder has, or any Permitted Holders have, become the direct or indirect beneficial owners of common equity representing more than 66-2/3%, in the aggregate, of the voting power of HSNi common equity;

(3)                                 the consummation of (A) any recapitalization, reclassification or change of HSNi (or other Significant Reference Company) common stock (other than changes resulting from a subdivision or combination) as a result of which HSNi (or other Significant Reference Company) common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of HSNi (or other Significant Reference Company) pursuant to which HSNi (or other Significant Reference Company) common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of HSNi (or other Significant Reference Company) and its subsidiaries, taken as a whole, to any person other than to one of its subsidiaries; provided, however, that a transaction described in clause (B) (whether or not also constituting a transaction described in clause (A)) in which the holders of all classes of HSNi (or other Significant Reference Company) common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (3);

(4)                                 HSNi’s (or any other Significant Reference Company’s) stockholders approve any plan or proposal for the liquidation or dissolution of HSNi (or such other Significant Reference Company); or

(5)                                 the Reference Shares cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (1), (2) or (3) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by HSNi (or other Significant Reference Company) common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions consideration, excluding cash payments for fractional shares, become Reference Shares attributable to the Debentures.

“Fundamental Change Exchange Period” shall have the meaning specified in Section 209(c)

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 210(j).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 210(j).

“HSNi” shall mean HSN, Inc., a Delaware corporation.

“HSNi Stock” shall mean the common stock of HSNi, par value $0.01 per share.

“Initial Purchasers” shall mean BNP Paribas Securities Corp., Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Credit Agricole Securities (USA) Inc.

“Interest Payment Date” shall have the meaning assigned to it in Section 205.

“Interest Period” shall mean each period from and including the most recent Interest Payment Date or, if no interest has been paid on the Debentures, from and including the issue date of the Debentures, to but excluding the next applicable Interest Payment Date or the date on which the principal of the Debentures shall become due and payable, whether at the Stated Maturity of the Debentures or any earlier date of repurchase or redemption.

“LIC” shall mean Liberty Interactive Corporation, the parent of the Company, and its successors.

“Liquidated Damages” shall have the meaning specified in Section 220.

“Make-Whole Adjustment Event” shall have the meaning specified in Section 209(j).

“Make-Whole Fundamental Change” shall have the meaning specified in Section 209(j).

“Market disruption event” shall mean, with respect to any Reference Shares or other Common Equity Securities, (i) a failure by the primary United States national or regional securities exchange or market on which such Reference Shares or other Common Equity Securities are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Reference Shares of any Reference Company or such Common Equity Securities for more than one half-hour period in the aggregate during regular trading hours or any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Reference Shares of any Reference Company or such Common Equity Securities or in any options contracts or future contracts relating to such securities.

“Maturity Date Exchange Period” shall have the meaning specified in Section 209(c).

“Maturity Repayment Amount” shall mean the Original Principal Amount or, if the Original Principal Amount of the Debentures has been reduced pursuant to Section 204(b), the Adjusted Principal Amount of the Debentures in effect on the Stated Maturity for the principal of the Debentures.

“Notice of Exchange” shall mean the notice of exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to Section 209(e).

“Optional Redemption” shall mean any redemption of the Debentures, in whole or in part, at the option of the Company pursuant to Section 208(a).

“Offering Memorandum” shall mean the Offering Memorandum, dated September 4, 2013, relating to the offer and sale of the Debentures.

“Original Principal Amount” shall mean the face value of $1,000 principal amount per Debenture.

“Parity Value,” with respect to a Debenture on any date of determination, shall equal the product of (x) the Closing Price on such date of the Reference Shares attributable to a Debenture and (y) the number of such Reference Shares attributable to such Debenture (for each Reference Company, the “Reference Share Value”).  If the Reference Shares attributable to each Debenture are composed of Reference Shares of more than one Reference Company, then the Parity Value will be the sum of the Reference Share Values of the Reference Shares of each such Reference Company.

“Permitted Blackout Period” shall mean a period in which the availability of the use of a resale registration statement filed by a Reference Company and a related resale prospectus with respect to Restricted Reference Shares may be suspended in accordance with the Registration Rights Provisions.

“Permitted Holder” shall mean LIC or any Permitted Management Holder.

“Permitted Management Holder” shall mean:

(1)           any executive officer or director of LIC at the time the Debentures are originally issued, or any spouses, siblings and lineal descendants (including adoptees) of such officers or directors;

(2)           any trusts or private foundations created for the benefit of, or controlled by, any of the persons described in clauses (1) or (3) or any trusts or private foundations created for the benefit of any such trust or private foundation; or

(3)           upon the incompetence or death of any of the persons described in clause (1) above, such person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date beneficially owns shares of HSNi (or other Significant Reference Company).

“Purchase Date” shall have the meaning set forth in Section 210(a).

“Purchase Price” shall have the meaning set forth in Section 210(a).

“Purchase Repayment Amount” shall mean the Original Principal Amount or, if the Original Principal Amount of the Debentures has been reduced pursuant to Section 204(b), the Adjusted Principal Amount of the Debentures in effect on the Purchase Date.

“Put Notice” shall have the meaning set forth in Section 210(e).

“Put Notice Date” shall have the meaning set forth in Section 210(e).

“Rate Maintaining Adjustment” shall mean any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date after an Extraordinary Additional Distribution has occurred so that the fixed interest payment on such Interest Payment Date does not represent an amount (on an annualized basis) in excess of 1% of the Adjusted Principal Amount of the Debentures as of the Interest Payment Date immediately preceding such Interest Payment Date. Such adjustment shall be a reduction in the Adjusted Principal Amount by an amount equal to the excess of the fixed interest payment on such Interest Payment Date over the amount that is 1% (on an annualized basis) of the Adjusted Principal Amount of the Debentures as of the Interest Payment Date immediately preceding such Interest Payment Date.

“Redemption Notice Exchange Period” shall have the meaning set forth in Section 209(c).

“Redemption Repayment Amount” shall mean the Original Principal Amount or, if the Original Principal Amount of the Debentures has been reduced pursuant to Section 204(b), the Adjusted Principal Amount of the Debentures in effect on the Redemption Date.

“Reference Company” shall mean any Person that is the issuer of a Reference Share and initially means HSNi, for so long as HSNi Stock constitutes Reference Shares.

“Reference Share” shall initially mean one share of HSNi Stock; and after the date hereof shall mean and include each share or fraction of a share of Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events:  (i) a dividend or distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other Common Equity Securities; (v) any Common Equity Securities issued for a Reference Share in any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a “Reference Company Successor”), with or into another entity (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger or consolidation in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vi) any Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vii) any Common Equity Securities issued with respect to a Reference Share in connection with any liquidation, dissolution or winding up of a Reference Company or any Reference Company Successor; and (viii) any Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer.

“Reference Share Distribution” shall mean any Excess Regular Cash Dividend or Extraordinary Distribution on or in respect of the Reference Shares of a Reference Company, including payments and distributions in connection with (i) the consolidation or merger of such Reference Company or a Reference Company Successor, a statutory exchange of securities of such Reference Company or a Reference Company Successor or a liquidation or dissolution of such Reference Company or a Reference Company Successor or (ii) any Reference Share Offer with respect to such Reference Shares, but shall not include any Excess Regular Cash Dividend or Extraordinary Distribution made in the form of additional Reference Shares other than in the case of a Final Period Distribution.

“Reference Share Offer” shall mean any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation, merger or statutory exchange involving a Reference Company in which an election is given to holders of Reference Shares as to the consideration to be received in the transaction.

“Reference Share Offer Adjustment” shall mean (a) an adjustment to the Reference Shares attributable to each Debenture involved in a Reference Share Offer to include, immediately after the closing of the Reference Share Offer (before the proportionate reduction of such Reference Shares by the Reference Share Proportionate Reduction), the portion of the Average Transaction Consideration deemed received in such Reference Share Offer that consists of Common Equity Securities, and (b) a reduction in the number of Reference Shares which are the subject of a Reference Share Offer that are included in the Reference Shares attributable to each Debenture immediately prior to such Reference Share Offer by the Reference Share Proportionate Reduction.

“Reference Share Proportionate Reduction” shall mean a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to each Debenture, calculated in accordance with the following formula:

where:

R =                             the fraction by which the number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer and attributable to each Debenture will be reduced;

X =                             the aggregate number of Reference Shares of the class or series of Reference Shares that are surrendered and accepted in the Reference Share Offer; and

N =                             the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the closing of the Reference Share Offer.

“Registering Reference Company” shall mean HSNi and each other Reference Company that agrees, at the request of the Company, to use commercially reasonable efforts to file, and cause to be made effective, one or more resale shelf registration statements covering the resale of any shares of such Reference Company’s common stock that are Restricted Reference Shares.

“Registration Rights Provisions” shall have the meaning specified in Section 220(a).

“Registration Default” shall have the meaning specified in Section 220(b).

“Regular Cash Dividend” shall mean any cash dividend declared and paid by a Reference Company on its Reference Shares in accordance with such Reference Company’s publicly announced regular common equity dividend policy at the time it becomes a Reference Company, such cash dividend being, in the case of HSNi Stock, a quarterly cash dividend of $0.18 per share.

“Regular Cash Dividend Amount” shall mean, with respect to the Reference Shares of a Reference Company attributable to $1,000 original principal amount of the Debentures, the aggregate Regular Cash Dividends in respect of the number of such Reference Shares attributable to such Debenture, such amount being, in the case of HSNi Stock, initially $2.4224.

“Resale Prospectus” means a prospectus provided by a Reference Company in respect of Restricted Reference Shares in accordance with the terms of an applicable registration rights agreement between the Company and such Reference Company pursuant to which holders of Reference Shares received upon exchange or purchase of Debentures may resell such Restricted Reference Shares.

“Restricted Reference Shares” shall mean Reference Shares which, at the time of delivery thereof by the Company upon purchase or exchange of the Debentures, would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

“Rule 144A” shall mean Rule 144A under the Securities Act, as such rule may be amended from time to time.

“Scheduled Trading Day” means, with respect to a security, a day that is scheduled to be a trading day on the (or, if applicable, each) principal United States national or regional securities exchange or market on which the security is listed or admitted for trading or, if the security is not so listed or admitted for trading, a Business Day.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Significant Reference Company” shall mean a Reference Company (including HSNi) whose Reference Shares comprise 30% or more of the Exchange Value of the Debentures as of the Effective Date of a Make-Whole Fundamental Change.  For purposes of the foregoing, (1) Exchange Value means the sum of the Reference Company Values for each Reference Company and (2) “Reference Company Value” means, for each Reference Company, the number of Reference Shares of such Reference Company attributable to a Debenture multiplied by the average of the Closing Prices of the Reference Shares of such Reference Company over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of the transaction in question which would constitute a Make-Whole Fundamental Change with respect to a Significant Reference Company.

“Stock Price” shall have the meaning assigned to it in Section 209(j).

“Tax Original Issue Discount” means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation Section 1.1275-4.

“Total Reference Share Value” shall have the meaning assigned to it in Section 209(a)(i).

“Trading Day” shall mean (i) where the Current Market Price of a security is to be determined, a day on which (a) there is no Market Disruption Event and (b) trading in the security generally occurs on the principal U.S. national or regional securities exchange on which such security is then listed or, if such security is not then listed on a United States national or regional securities exchange, on the principal other market on which such security is then listed or admitted for trading or, if such security is not so listed or admitted for trading, a Business Day and (ii), for any other purpose under this Seventeenth Supplemental Indenture, any day on which the Nasdaq Stock Market and the New York Stock Exchange are normally open for the transaction of business.

“Trading Price” shall mean, with respect to the Debentures on any date of determination, the average of the secondary market bid quotations per Debenture obtained by the Company for $5.0 million in principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects, which may include any of the Initial Purchasers; provided, that if three such bids cannot reasonably be obtained, but only two bids are obtained, the average of the two bids will be used; provided, further, that if two such bids cannot reasonably be obtained, but only one bid is obtained, that one bid will be used.

Section 102.  Section References.

Each reference to a particular section set forth in this Seventeenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Seventeenth Supplemental Indenture.

Section 103.  Conflict with Original Indenture.

To the extent that any of the terms set forth in this Seventeenth Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Original Indenture, the terms of this Seventeenth Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.

ARTICLE TWO

TITLE AND TERMS OF THE SECURITIES

Section 201.  Title of the Securities.

The title of the Securities of the series established hereby is the “1% Exchangeable Senior Debentures due 2043”.

Section 202.  Amount and Denominations.

The aggregate Original Principal Amount of the Debentures which may be authenticated and delivered under the Indenture is initially limited to $400,000,000 except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the series of Securities established hereby may be reopened, without the consent of the Holders of Outstanding Debentures, for issuance of additional Debentures.

Section 203.  Registered Securities.

The certificates for the Debentures shall be Registered Securities and shall be in substantially the forms attached hereto as Exhibit A and shall bear the legends as are inscribed thereon.

Section 204.  Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

(a)                   The Stated Maturity of the principal of the Debentures shall be September 30, 2043.  On the Stated Maturity of the principal of the Debentures, an amount shall become due and payable in cash in respect of each Debenture by the Company equal to the sum of (1) the Maturity Repayment Amount of such Debenture, (2) any accrued and unpaid interest on such Debenture to such Stated Maturity and (3) subject to Section 213, any Final Period Distribution on such Debenture.

(b)                   The principal amount of each Debenture shall initially equal the Original Principal Amount.  Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount.  In calculating the Adjusted Principal Amount, (i) the value of any Extraordinary Additional Distribution shall be subtracted as of the date it is distributed to Holders of the Debentures, other than an Extraordinary Additional Distribution that is a Final Period Distribution, which shall be subtracted as of the relevant date on which the principal of the Debentures shall become due and payable, and (ii) the amount of each Rate Maintaining Adjustment shall be subtracted on the Interest Payment Date to which such Rate Maintaining Adjustment relates.  In no event will the Adjusted Principal Amount be less than zero.  The Company shall issue a press release upon the occurrence of each reduction to the Adjusted Principal Amount, and provide it to DTC for dissemination through the DTC broadcast facility for so long as the Debentures are in global form.

(c)                   At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers’ Certificate to the Trustee which: (i) sets forth the dollar amount to be paid at such Stated Maturity of the principal for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly.  At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount in cash sufficient to pay the amount due on all Debentures that are Outstanding at the close of business on the date of such Stated Maturity (including the amount of any interest payable pursuant to Section 205 on the Interest Payment Date coinciding with such Stated Maturity).

(d)                   In the event of an acceleration of maturity of the Debentures pursuant to Section 502 of the Original Indenture, there shall become immediately due and payable an amount equal to the sum of (1) the Adjusted Principal Amount of the Debentures then Outstanding, (2) any accrued and unpaid interest on the Debentures and (3), subject to Section 213, any Final Period Distribution on the Debentures, determined as if (i) in the case of an Event of Default specified in clause (8) or (9) of Section 501 of the Original Indenture (as supplemented by Section 219(d) hereof), the date of such Event of Default were the Stated Maturity of the principal of the Debentures and (ii) in the case of any other Event of Default, the date of declaration of acceleration were the Stated Maturity of the principal of the Debentures.

Section 205.  Interest.

(a)                   The Debentures shall bear interest from September 9, 2013 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), commencing December 31, 2013, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the 15th day of the month preceding such Interest Payment Date.  Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount.  Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

(b)                   Subject to Section 205(c), interest on the Debentures will accrue at the rate of 1% per annum until the principal thereof is paid or made available for payment.

(c)                   At least five Business Days prior to each Interest Payment Date, the Company shall deliver an Officers’ Certificate to the Trustee setting forth:  (i) the amount of interest per Debenture due for that Interest Period, (ii) the amount of any Excess Regular Additional Distribution required to be made under Section 206(b) and (iii) the total payment due for that period on all Debentures outstanding.

Section 206.  Additional Distributions.

(a)                   The Company shall distribute, or cause to be distributed, as an Additional Distribution to each Holder of a Debenture, any Reference Share Distribution received by holders of Reference Shares, or the cash value thereof, in accordance with this Section 206. The Company shall determine the amount of any Additional Distribution based on information that is publicly available to the Company, which may require the Company to estimate the amount of an Additional Distribution. If and to the extent the Company obtains more definitive information on which to calculate the amount of an Additional Distribution, the Company shall true up the amount of any estimated Additional Distribution, to the Holders of Debentures as of the applicable record date (as provided in Section 206(b) or pursuant to Section 206(f), as the case may be) related to the date on which such Additional Distribution was initially payable or paid, as the case may be.

(b)                   In the case of any Excess Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as an Excess Regular Additional Distribution, the amount of cash received by a holder of the number of Reference Shares of the applicable Reference Company attributable to such Debenture in respect of such Excess Regular Cash Dividend in any Interest Period.  Such payment shall be made by the Company on the next Interest Payment Date to Holders of Debentures as of the close of business on the Regular Record Date for such Interest Payment Date, unless the Excess Regular Cash Dividend is paid after the Regular Record Date for such interest payment, in which case the Excess Regular Additional Distribution will be payable on the next subsequent Interest Payment Date.

(c)                   In the case of any Extraordinary Distribution (other than an Extraordinary Distribution of Common Equity Securities which will instead become Reference Shares other than in the case of a Final Period Distribution), the Company shall pay, to the Holder of each Debenture, as an Extraordinary Additional Distribution, all dividends and distributions, or the fair market value thereof (determined in accordance with Section 206(d) or (e)), received by a holder of the number of Reference Shares of the applicable Reference Company attributable to such Debenture in respect of such Extraordinary Distribution.  Any distribution pursuant to this subsection (c) shall be made by the Company on the 20th Business Day following the date of such Extraordinary Distribution to Holders of Debentures as of a special record date which shall be the 10th Business Day after the date of the payment of the Extraordinary Distribution by the applicable Reference Company or Reference Company Successor, and shall be distributed to such Holders on the 10th Business Day following such special record date.

(d)                   If an Extraordinary Distribution consists of securities that are Marketable Securities (other than Common Equity Securities which are, or shall become, Reference Shares other than in the case of a Final Period Distribution),  the Company shall pay to the Holders of the Debentures an amount in cash per Debenture equal to the product of (i) the number of those securities received by a holder of the number of Reference Shares of the applicable Reference Company attributable to a Debenture in respect of such Extraordinary Distribution and (ii) the average of the Closing Prices of those securities for the 45 Scheduled Trading Days commencing on the Scheduled Trading Day immediately following the date on which such Extraordinary Distribution is made by the applicable Reference Company to its stockholders.

(e)                   If an Extraordinary Distribution consists of assets or property other than cash or securities that are Marketable Securities, the Company shall pay to Holders of the Debentures an amount of cash equal to the fair market value thereof; such fair market value to be determined as of the date such Extraordinary Distribution is made or paid to holders of the applicable Reference Shares.  Such fair market value shall be equal to the amount determined in good faith by the Board of Directors, unless the Board of Directors expects that the aggregate fair market value will be in excess of $100,000,000, in which case such fair market value shall be determined by a nationally recognized investment banking or appraisal firm retained by the Company for this purpose.  The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officers’ Certificate.

(f)                    At least five Business Days prior to the payment of an Extraordinary Additional Distribution by the Company pursuant to Section 206(c), the Company shall deliver to the Trustee a Board Resolution setting a special record date for such Extraordinary Additional Distribution and an Officers’ Certificate setting forth:  (i) the exact amount of cash to be distributed on or with respect to the Reference Shares of the applicable Reference Company attributable to each Debenture that is Outstanding as of such special record date, and (ii) the total amount of cash to be distributed on or with respect to the Reference Shares of the applicable Reference Company attributable to all Debentures that are Outstanding as of such special record date.  If any Extraordinary Additional Distribution relates to any assets or other property that do not constitute Marketable Securities, then at least five Business Days prior to such Extraordinary Additional Distribution, the Company shall deliver to the Trustee: (i) a Board Resolution establishing the fair market value of the assets or other property, unless such fair market value is determined by a nationally recognized investment banking or appraisal firm, in which case the Company shall deliver to the Trustee the report of such firm and (ii) an Officers’ Certificate setting forth (a) the exact amount of cash to be distributed on or with respect to the Reference Shares of the applicable Reference Company attributable to each Debenture that is Outstanding as of such special record date in respect of any assets or other property that is not publicly traded and (b) the total amount of cash to be distributed on or with respect to the Reference Shares of the applicable Reference Company attributable to all Debentures that are Outstanding as of such special record date in respect of any assets or other property that is not publicly traded.   At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 206(c), the Company shall deposit with the Trustee or with a Paying Agent the amount of the Extraordinary Additional Distribution required to be paid on such date.  The Company shall issue a press release setting forth the amount per Debenture of any Extraordinary Additional Distribution, and shall deliver such press release to DTC for dissemination through the DTC broadcast facility for so long as the Debentures are in global form.

Section 207.  Registration, Transfer and Exchange; Rule 144A Information.

The principal of and interest and Additional Distributions on the Debentures shall be payable and the Debentures may be surrendered or presented for payment, the Debentures may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that (subject to Section 1002 of the Original Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations; and provided, further, that payment of interest and Additional Distributions due on the Debentures on any Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, will be made to the Persons entitled thereto, by wire transfer of immediately available funds, or, if appropriate wire transfer instructions have not been received in writing by the Trustee at least 15 calendar days prior to the applicable Interest Payment Date, by check mailed to the address of such Persons, as such addresses shall appear in the Security Register. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

The Company agrees that, in order to render the Debentures eligible for resale pursuant to Rule 144A, while any of the Debentures remain outstanding, it will make available, upon request, to any Holder of Debentures or prospective purchasers of Debentures the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act.

Section 208.  Redemption of the Debentures.

(a)                                                         Optional Redemption.  The Debentures will be redeemable at the option of the Company, in whole or in part (provided that immediately after any partial redemption at least $100,000,000 Original Principal Amount of Debentures would remain outstanding) on or after October 5, 2016, at any time, in each case on at least 22 Scheduled Trading Days (but not more than 60 days) prior notice to Holders of the Debentures. The Redemption Price of each Debenture shall be equal to the sum of (1) the Redemption Repayment Amount of such Debenture, (2) any accrued and unpaid interest on such Debenture to the Redemption Date, and (3) subject to Section 213, any Final Period Distribution on such Debenture.  The Company shall pay the Redemption Price in cash.

Debentures called for redemption may be surrendered for exchange in accordance with Section 209 until the close of business on the second Scheduled Trading Day preceding the Redemption Date.  Any Debenture in respect of which an Exchange Notice is submitted that is subsequently withdrawn shall remain subject to redemption.

(b)                                                         Notices.  In case of any redemption, the Company shall deliver an Officers’ Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and the aggregate amount payable for all Debentures called for redemption on such Redemption Date.

(c)                                                          Interest Accrual to Cease.  Once notice of redemption has been provided and funds sufficient to pay the Redemption Price for all of the Debentures called for redemption on such Redemption Date are irrevocably deposited with the Paying Agent, interest on such Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but, subject to Section 208(d), without interest on such Redemption Price) and any right to receive payment pursuant to Section 213.

(d)                                                         Payment Failure.  In the event that the Company fails to pay any amount due on redemption of the Debentures on a Redemption Date, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 1% of the Original Principal Amount thereof from the date originally set for redemption to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the amount to be paid to the Holders of Debentures on redemption, provided, however, that the amount of the Final Period Distribution shall be determined as of the date originally set for redemption.

(e)                                                          Company Notice.  Section 1102 of the Original Indenture is hereby deleted, solely with respect to the Debentures, and in lieu thereof the following shall be applicable to the Debentures:

“The election of the Company to optionally redeem any Debentures shall be evidenced by or pursuant to a Board Resolution.  In the case of any optional redemption by the Company that involves less than all of the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be acceptable to the Trustee), notify the Trustee of such Redemption Date and of the Original Principal Amount of Debentures to be redeemed.”

Section 209.  Exchange of the Debentures.

(a)                                                         Subject to Section 209(b), a Holder of a Debenture may, only during the time periods and under the circumstances described below, exchange such Debenture at its option, as follows:

(i)             During any calendar quarter (and only during such quarter) after the calendar quarter ending March 31, 2014, if the product of (x) the Closing Price of the Reference Shares attributable to the Debenture for at least 20 days of a 30 Trading Day period ending on the last Trading Day of the quarter immediately preceding the exchange and (y) the number of such Reference Shares attributable to the Debenture (the “Total Reference Share Value”) exceeds 130% of the Adjusted Principal Amount of the Debenture on the last day of such preceding quarter.  If the Reference Shares attributable to the Debenture are composed of  Reference Shares of more than one Reference Company, then the Total Reference Share Value will be the sum of the Total Reference Share Values of the Reference Shares for each such Reference Company.

(ii)          From and after March 31, 2014, during the five consecutive Trading Day period following any five consecutive Trading Day period in which the Trading Price per Debenture for each such day was less than 98% of the Parity Value of the Debenture.   If the Trading Price cannot be ascertained because at least one bid for $5.0 million in principal amount cannot reasonably be obtained by the Company, or if the Company otherwise does not make the determination of whether the Trading Price of the Debentures is less than 98% of the Parity Value of the Debentures when required to, then the Trading Price per Debenture will be deemed to be less than 98% of the Parity Value of the Debentures.  Any such determination will be conclusive absent manifest error.   The Company will not have any obligation to determine the Trading Price of the Debentures unless a Holder of Debentures provides the Company with reasonable evidence that the Trading Price of the Debentures is less than 98% of the Parity Value of the Debentures. The Company will determine the Trading Price of the Debentures commencing on the Trading Day next following the date on which the Holder of Debentures provided such evidence and will determine the Trading Price on each successive Trading Day until such time as the Trading Price of the Debentures is equal to or greater than 98% of the Parity Value of the Debentures.

(iii)       Following the date the Company provides a notice of redemption in respect of the Debentures, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date.

(iv)      Following the effective date of a Fundamental Change, or Make-Whole Fundamental Change that occurs prior to October 5, 2016, at any time prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, or, if there is no Fundamental Change Repurchase Date,  the 35th Trading Day immediately following the effective date of such event.

(v)         At any time after July 7, 2016 until the close of business on the second Scheduled Trading Day prior to October 5, 2016.

(vi)      At any time after July 2, 2043 until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity of the principal of the Debentures.

The number of Reference Shares attributable to each Debenture shall initially be 13.4580 shares of HSNi Stock, subject to adjustment as a result of any Reference Share Proportionate Reduction or any other adjustment contemplated by the definition of “Reference Shares.”

Subject to the provisions of Section 209(d) and Section 220 relating to the circumstances under which the Company shall be required to deliver solely cash in lieu of Restricted Reference Shares upon exchange of a Debenture, upon exchange of a Debenture, the Holder thereof will be entitled to receive from the Company, the Reference Shares attributable to such Debenture, or at the Company’s election, cash or a combination of Reference Shares and cash having a value equal to the Current Market Price of the Reference Shares attributable to such Debenture.  If the Company elects to deliver solely cash, the amount of cash that the Company shall deliver per Debenture shall equal the number of Reference Shares attributable to such Debenture multiplied by the applicable Current Market Price. If the Company elects to deliver a combination of cash and Reference Shares, the Company shall deliver the number of Reference Shares per Debenture specified in its notice of the form of consideration to be delivered upon exchange of the Debentures and the amount of cash that the Company shall deliver shall equal the number of remaining Reference Shares attributable to such Debenture multiplied by the applicable Current Market Price.  If (1) at the time of exchange of the Debentures there shall be more than one Reference Company with respect to the Reference Shares attributable to a Debenture and (2) the Company elects to deliver a percentage of the Reference Shares attributable to a Debenture in Reference Shares, then the Company shall deliver, for each Debenture, a number of Reference Shares of each Reference Company equal to the number of Reference Shares of such Reference Company attributable to each Debenture multiplied by the percentage of each Debenture to which the Company’s election to deliver Reference Shares relates.

(b)                                                         No Holder of a Debenture may exchange such Debenture (i) following such Holder’s irrevocable election pursuant to Section 210 to tender such Debenture for purchase by the Company or (ii) after the close of business on the second Scheduled Trading Day prior to the Stated Maturity of the Debentures.

(c)                                                          For purposes of this Section 209 and the determination of the Current Market Price, the “valuation period” with respect to any Debentures means:

(i)             With respect to an Exchange Date that occurs during the period commencing July 2, 2043 and ending on the second Scheduled Trading Day prior to the Stated Maturity of the principal of the Debentures (the “Maturity Date Exchange Period”), the 45 Scheduled Trading Days commencing on the fourth Trading Day following the Stated Maturity of the principal of the Debentures;

(ii)          With respect to an Exchange Date that occurs during the period commencing July 7, 2016 and ending on the second Scheduled Trading Day prior to October 5, 2016 (the “First Redemption Date Exchange Period”), the 45 Scheduled Trading Days commencing on the fourth Trading Day following October 5, 2016;

(iii)       With respect to an Exchange Date that occurs during the period commencing on the date the Company provides a notice of redemption and ending on the second Scheduled Trading Day prior to the related Redemption Date (a “Redemption Notice Exchange Period”), the 45 Scheduled Trading Days commencing on the fourth Trading Day following such Redemption Date;

(iv)      With respect to an Exchange Date that occurs during the period commencing on the effective date of a Fundamental Change or Make-Whole Fundamental Change and ending on the Business Day immediately preceding the related Fundamental Change Repurchase Date, or, if there is no Fundamental Change Repurchase Date, ending on the 35th Trading Day following the effective date of such Fundamental Change or Make-Whole Fundamental Change (a “Fundamental Change Exchange Period”), the 45 Scheduled Trading Days commencing on the fourth Trading Day following the last date on which Debentures may be surrendered for exchange; and

(v)         In all other instances, the 45 Scheduled Trading Days commencing on the fourth Trading Day following the Exchange Date;

provided, however, that if the Exchange Date occurs during more than one of the valuation periods described above in this Section 209(c), the valuation period will be determined as follows:

(I)                                   the valuation period described in subsection (c)(i) above shall be used if the Exchange Date occurs during the Maturity Date Exchange Period;

(II)                              the valuation period described in subsection (c)(ii) above shall be used if the Exchange Date occurs during the First Redemption Date Exchange Period regardless of whether the Company has provided a notice of redemption;

(III)                         the valuation period described in subsection (c)(iii) above shall be used if the Exchange Date occurs during the Redemption Notice Exchange Period, and such date is not during the First Redemption Date Exchange Period or the Maturity Date Exchange Period; and

(IV)                          the valuation period described in subsection (c)(iv) above shall be used if the Exchange Date occurs during a Fundamental Change Exchange Period and such date is not during the First Redemption Date Period or the Redemption Notice Exchange Period.

For purposes of the above, if there are fewer than 45 Trading Days during any applicable 45 Scheduled Trading Day valuation period, then the Current Market Price of such Reference Share shall be calculated by the Company based upon the actual number of Trading Days during such 45 Scheduled Trading Day valuation period.

(d)                                                         Subject to the further provisions of this Section 209(d), if the Company elects to satisfy its exchange obligation solely in Reference Shares, the Company shall deliver the Reference Shares attributable to the Debentures exchanged within three Trading Days after the Exchange Date.  If the Company elects to satisfy its exchange obligation in cash or a combination of cash and Reference Shares, the Company shall deliver the consideration due within three Trading Days (or as soon as practicable thereafter) after the date of determination of the Current Market Price of the Reference Shares attributable to the Debentures exchanged.

The Company shall notify a Holder of its election to deliver Reference Shares, pay cash or deliver a combination of the foregoing (and if the form of consideration elected by the Company to be delivered upon exchange consists of a combination of cash and Reference Shares, of the portion of the consideration to be settled with Reference Shares specified as a number of Reference Shares of each Reference Company per Debenture) by 9:30 a.m., New York City time, on the second Trading Day after the Exchange Date.  Such notice shall, subject to the provisions of the following paragraph, be irrevocable.  If the Company fails to so timely notify Holders, then the Company will be deemed to have elected to satisfy its exchange obligation solely in cash.

Notwithstanding the foregoing, the Company shall deliver cash in lieu of Reference Shares upon any exchange of Debentures during a Redemption Notice Exchange Period unless the Company shall deliver (or cause to be delivered) Reference Shares that either (i) are freely transferable (other than by an affiliate of the Reference Company) in accordance with the Securities Act and the rules and regulations thereunder or (ii) if such References Shares are Restricted Reference Shares, are covered by an effective shelf registration statement and the Company shall deliver (or cause to be delivered) concurrently with the Restricted Reference Shares a Resale Prospectus pursuant to which recipients of Restricted Reference Shares may sell such Restricted Reference Shares for a period of at least 30 calendar days (without regard to Permitted Blackout Periods that may otherwise be applicable) in a registered transaction and on terms no less favorable to holders of Restricted Reference Shares than the Registration Rights Provisions.  Upon an exchange of Debentures during the Redemption Notice Exchange Period, if the Company notifies the Exchange Agent that it will satisfy its exchange obligation in whole or in part in Restricted Reference Shares but on the third Trading Day after such notice is provided the Company shall be unable to deliver (or cause to be delivered) with respect to such Restricted Reference Shares covered by an effective shelf registration statement a Resale Prospectus pursuant to which a holder of Restricted Reference Shares received upon exchange of Debentures during the Redemption Notice Exchange Period may resell such Restricted Reference Shares for a period of at least 30 calendar days (without regard to Permitted Blackout Periods that may otherwise be applicable), the Company shall be required to deliver cash in lieu of the Restricted Reference Shares and shall so notify the exchanging Holder by the close of business on such third Trading Day.

(e)                                                          To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depository, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent’s message requesting such exchange and comply with such other procedures of the Depository as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange in the form attached hereto as Exhibit B (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent, (ii) surrender the Debenture to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required.  An exchange shall be deemed to have been effected at the close of business on the Exchange Date.

A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount or an integral multiple thereof.  Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive, at the Company’s election as provided above, Reference Shares attributable to such Debentures or 100% of the Current Market Price of the Reference Shares attributable to such Debentures in cash or any combination of cash and Reference Shares as set forth herein.

(f)                                                           By 10:00 a.m., New York City time, on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent’s message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent’s DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered.

When the Current Market Price of the Reference Shares has been determined (or, if the Company elects to satisfy its exchange obligation solely in Reference Shares, within three Trading Days after the Exchange Date), the Company shall deliver an Officers’ Certificate to the Trustee setting forth the exact amount to be paid and/or the number of Reference Shares of each Reference Company to be delivered to the tendering Holder and shall deposit such amount with the Exchange Agent (except that if the Company elects to deliver Reference Shares in certificated form, the Company shall act as its own Paying Agent as to such shares).  Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed by the tendering Holder.  Where the Company acts as its own Paying Agent with respect to certificated Reference Shares, it shall deliver them (i) as directed by the relevant participants of the Depositary, as identified by the Depositary, or (ii) to or at the direction of tendering Holders of Debentures.

(g)                                                          In the case of any exchange made during the period from (but excluding) a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date, the Holder shall tender funds equal to the interest and any Additional Distribution payable on such Interest Payment Date; provided that no such funds shall be required to be tendered if the Company has specified a Redemption Date or Fundamental Change Purchase Date that occurs on or after a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date.

(h)                                                         A Holder may withdraw a properly delivered Notice of Exchange by providing a written notice of withdrawal to the Exchange Agent by the close of business on the Trading Day next following the date on which the Company provides notice to Holders pursuant to Section 209(b) as to the form of consideration to be provided upon exchange. Any such notice of withdrawal must comply with the applicable procedures of DTC if the Debentures are in global form. The Holder’s withdrawal notice shall state the Original Principal Amount of the Debentures being withdrawn, the certificate numbers of the Debentures being withdrawn (if the Debentures are in certificated form) and the Original Principal Amount, if any, of the Debentures that remain subject to the Notice of Exchange.

(i)                                                             Upon an exchange of a Debenture, that portion of accrued and unpaid interest, if any, on the exchanged Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the issue date of the Debentures) through the Exchange Date, the amount of any unpaid Additional Distributions, and Tax Original Issue Discount accrued through the Exchange Date with respect to the exchanged Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares, in exchange for the Debenture being exchanged pursuant to the provisions hereof, and the amount of cash, the fair market value of such Reference Shares (together with any such cash payment in lieu of fractional shares), or the amount of cash and the fair market value of such Reference Shares, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, any unpaid Additional Distributions and Tax Original Issue Discount accrued through the Exchange Date and the balance, if any, of such amount of cash, fair market value of such Reference Shares (and any such cash payment in lieu of fractional shares), or amount of cash and fair market value of such Reference Shares, shall be treated as issued in exchange for the Principal Amount of the Debenture being exchanged pursuant to the provisions hereof.

(j)                                                            If the Effective Date of a Fundamental Change (as defined herein and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (3) of the definition thereof) occurs with respect to HSNi (or any other Significant Reference Company) prior to October 5, 2016 (a “Make-Whole Fundamental Change”), and a Holder elects to exchange its Debentures in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances specified in this Section 209(j), pay a make-whole premium by increasing the number of Reference Shares attributable to each Debenture for Debentures surrendered for exchange, as described in this Section 209(j).  An exchange of Debentures will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Exchange Date of the Debentures occurs from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (3) of the definition thereof, the 35th trading day immediately following the Effective Date of such Make-Whole Fundamental Change).

Upon an exchange of Debentures in connection with a Make-Whole Fundamental Change relating to HSNi or any other Significant Reference Company, the Company shall deliver the consideration due upon exchange of Debentures based on the number of Reference Shares attributable to such Debenture as increased to reflect the make-whole premium pursuant to the table set forth below. In connection with any exchange of Debentures following the Effective Date of a Make-Whole Fundamental Change relating to HSNi or any other Significant Reference Company, notwithstanding anything to the contrary in the definition of the term “Reference Share” and the provisions of Section 206 relating to Additional Distributions pursuant to which holders of Reference Shares receive cash or assets other than non-publicly traded securities, each Reference Share of such Significant Reference Company attributable to a Debenture shall be deemed to be the type and amount of consideration to be received by a holder of one share of HSNi (or such other Significant Reference Company) common stock in such transaction.  If the consideration for the Reference Shares in any Make-Whole Fundamental Change described in clause (3) of the definition of Fundamental Change is composed entirely of cash and the Reference Shares attributable to a Debenture are composed of a single Significant Reference Company, the exchange obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per exchanged Debenture equal to the number of Reference Shares attributable to such Debenture (including any increase as described in this Section 209(j)), multiplied by such Stock Price. In such event, the amounts due upon such exchange will be determined and paid to Holders in cash on the third Business Day following the Exchange Date. The Company shall notify all Holders and beneficial owners of Debentures of the Effective

Date of any Make-Whole Fundamental Change relating to HSNi or any other Significant Reference Company no later than five Business Days after such Effective Date. In connection with any Make-Whole Fundamental Change of a Significant Reference Company, no change will be made to any Reference Shares attributable to a Debenture of any Reference Company other than the Significant Reference Company which is the subject of such Make-Whole Fundamental Change.

The amount, if any, by which the number of Reference Shares attributable to a Debenture will be increased to reflect the make-whole premium in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of HSNi (or other Significant Reference Company) common stock in the Make-Whole Fundamental Change. If the holders of HSNi (or other Significant Reference Company) common stock receive in exchange for their common stock only cash in a Make-Whole Fundamental Change described in clause (3) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Prices of HSNi (or other Significant Reference Company) common stock over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  Notwithstanding the foregoing, if the Reference Shares attributable to the Debentures are composed of the Reference Shares of more than one Reference Company, then the Stock Price will be the sum of the Stock Prices of each Reference Company calculated in accordance with the foregoing.

The Stock Prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Reference Shares attributable to a Debenture is adjusted on account of stock dividends, splits or combinations (each, a “Make-Whole Adjustment Event”) in accordance with the definition of “Reference Share” as set forth herein.  The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of Reference Shares attributable to a Debenture immediately prior to the adjustment giving rise to the Stock Price Adjustment and the denominator of which is the number of Reference Shares attributable to a Debenture as so adjusted.  The amounts by which the Reference Shares attributable to a Debenture will be increased to reflect the make-whole premium as set forth in the table below will be adjusted in the same manner and at the same time as the number of Reference Shares attributable to a Debenture are adjusted on account of a Make-Whole Adjustment Event in accordance with the definition of “Reference Share” as set forth herein.

The following table sets forth the amount, if any, by which the number of Reference Shares attributable to a Debenture will be increased per $1,000 original principal amount of Debentures for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$54.04	$57.50	$60.00	$65.00	$70.00	$74.31	$80.00	$85.00	$90.00	$95.00	$100.00	$110.00	$125.00	$150.00
9/9/2013	5.0468	4.1869	3.6761	2.8304	2.1741	1.7277	1.2683	0.9608	0.7222	0.5375	0.3949	0.2019	0.0579	0.0000
9/30/2014	5.0468	3.9821	3.4461	2.5669	1.8968	1.4512	1.0064	0.7202	0.5074	0.3505	0.2359	0.0948	0.0116	0.0000
9/30/2015	5.0468	3.8047	3.2150	2.2564	1.5458	1.0935	0.6701	0.4213	0.2545	0.1458	0.0773	0.0137	0.0000	0.0000
10/5/2016	5.0468	3.7049	3.2087	1.8077	0.7666	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1)                                 if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the amount of the increase in the number of Reference Shares attributable to a Debenture will be  determined by a straight-line interpolation between the amount of the Reference Share increase set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(2)                                 if the Stock Price is greater than $150.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the number of Reference Shares attributable to a Debenture will not be increased; and

(3)                                 if the Stock Price is less than $54.04 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the number of Reference Shares attributable to a Debenture will not be increased.

Notwithstanding the foregoing, in no event will the Reference Shares attributable to a Debenture exceed 18.5048 Reference Shares, subject to adjustment in the same manner and at the same time as the number of Reference Shares attributable to a Debenture are adjusted on account of a Make-Whole Adjustment Event.

(k)                                                         The Company may, at its election, designate a financial institution to accept Debentures tendered for exchange and to deliver to the exchanging Holders, in exchange for such Debentures, cash, Reference Shares or a combination of cash and Reference Shares in the amount that would otherwise be required to be delivered by the Company upon any such exchange provided that any Reference Shares so delivered by the designated financial institution are freely transferable (other than by an Affiliate of the Reference Company) under the Securities Act. If the designated financial institution agrees to accept any Debentures for exchange, Holders shall transfer such Debentures to the designated financial institution in exchange for the amounts otherwise due from the Company upon exchange and the Debentures will remain outstanding. If the designated financial institution does not accept any Debentures for exchange or does not deliver the amounts due upon exchange, then the Company shall be obligated to deliver cash, Reference Shares or a combination of cash and Reference Shares as required by the provisions of this Section 209.  The Company’s designation of an institution to which the Debentures may be submitted for exchange does not require the institution to accept any Debentures and such institution will have no obligation to Holders of Debentures.

Section 210.  Purchase of Securities at Option of the Holder on the Purchase Date and Following a Fundamental Change.

(a)                                                         Debentures shall be purchased by the Company on October 5, 2016 (the “Purchase Date”), for a purchase price per Debenture equal to the sum of (1) the Purchase Repayment Amount of the Debenture, (2) any accrued and unpaid interest on such Debenture to, but excluding, the Purchase Date and (3) subject to Section 213, any Final Period Distribution on such Debenture (the “Purchase Price”), at the option of the Holder thereof, upon:

(1)                                 delivery to the Paying Agent, by the Holder, of a written notice of purchase (a “Purchase Notice”), which shall be irrevocable, at any time from the opening of business on the date that is 50 Scheduled Trading Days prior to the Purchase Date until the close of business on the second Scheduled Trading Day immediately preceding such Purchase Date stating:

(A)                               the certificate number of the Debenture which the Holder will deliver to be purchased;

(B)                               the portion of the Original Principal Amount of the Debentures which the Holder will deliver to be purchased, which portion must be in an Original Principal Amount of $1,000 or any integral multiple thereof; and

(C)                               that such Debenture shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Debenture and the Indenture; and

(2)                                 delivery of such Debenture to the Paying Agent  at any time following delivery by the Holder of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 210 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 210, a portion of a Debenture if the Original Principal Amount of such portion is $1,000 or any integral multiple of $1,000.  Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of a Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 210 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice.

(b)                                                         Subject to the provisions of Section 220, the Purchase Price of the Debentures to be purchased pursuant to Section 210(a) may be paid for, at the election of the Company, in cash or Reference Shares or in any combination thereof.  For any repurchase pursuant to this Section 210, the Company shall designate, in the Put Notice delivered pursuant to Section 210(e), whether the Company will purchase the Debentures for cash or Reference Shares or, if a combination thereof, the percentages or amount of the Purchase Price of the Debentures in respect of which the Company will pay cash or Reference Shares; provided that the Company will pay cash for fractional interests in Reference Shares.  All Holders whose Debentures are purchased on the Purchase Date pursuant to this Section 210 shall receive the same percentage of cash or Reference Shares paid by the Company on the Purchase Date in payment of the Purchase Price for such Debentures, except with regard to the payment of cash in lieu of fractional shares of Reference Shares.  The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Put Notice to Holders.

(c)                                                          On the Purchase Date, at the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 210(a) has been given, or a specified percentage thereof, may be paid by the Company with cash; provided that any portion of the Purchase Price which is not paid in Reference Shares shall be paid in cash.

(d)                                                         On the Purchase Date, at the option of the Company, the Purchase Price of any Debenture in respect of which a Purchase Notice pursuant to Section 210(a) has been given, or a specified percentage thereof, may be paid by the Company by the delivery for each such Debenture to be purchased of a number of Reference Shares of each Reference Company equal to the number obtained by (i) dividing the Purchase Price or such specified percentage thereof, as the case may be, by the Current Market Price of a Reference Share of such applicable Reference Company and (ii) multiplying the amount determined in clause (i) by a fraction, the numerator of which is the number of Reference Shares of such Reference Company attributable to a Debenture and the denominator of which is the total number of Reference Shares attributable to a Debenture. For this purpose, the Current Market Price of any Reference Share shall be calculated by the Company using the 45 Scheduled Trading Day period ending on the fourth Scheduled Trading Day preceding the Purchase Date as the valuation period.  If there are fewer than 45 Trading Days during such 45 Scheduled Trading Day period, then the Current Market Price of such Reference Share shall be calculated by the Company based upon the actual number of Trading Days during such period.

(e)                                                          The Company’s notice of election to purchase with cash or Reference Shares or any combination thereof (the “Put Notice”) shall be sent to the Holders at their addresses as shall appear in the Security Register (and to beneficial owners of the Debentures as required by applicable law) not less than 50 Scheduled Trading Days prior to the Purchase Date (the “Put Notice Date”).  Any such Put Notice shall state the manner of payment elected and shall contain the following information:

t

Each Put Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)                         the Purchase Price per Debenture;

(ii)                      the name and address of the Paying Agent;

(iii)                   that Debentures must be surrendered to the Paying Agent to collect payment of the Purchase Price;

(iv)      whether the Company will pay the Purchase Price of the Debentures in cash or Reference Shares or in a combination thereof and if, applicable, the dollar amount or percentage of the Purchase Price of the Debentures in respect of which the Company will pay cash or Reference Shares; and shall further state that the Company will pay cash for fractional interests in Reference Shares;

(v)                     that the Purchase Price for any Debenture as to which a Purchase Notice has been given, will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture;

(vi)                  the procedures the Holder must follow to exercise rights under Section 210 and a brief description of those rights;

(vii)               that the tender of a Purchase Notice to the Company shall be irrevocable; and

(viii)            that, unless the Company defaults in making payment of such Purchase Price, Debentures surrendered for purchase will cease to accrue interest on and after the Purchase Date.

(f)                                                           If the Company does not specify whether it will pay the Purchase Price of the Debentures delivered to it for purchase pursuant to this Section in cash or Reference Shares or in a combination thereof on or prior to the 50th Scheduled Trading Day prior to the Purchase Date, the Company will be deemed to have elected to pay the Purchase Price of the Debentures solely in cash.

(g)                                                          Prior to 10:00 a.m. New York City time on the Purchase Date, the Company shall deposit with the Paying Agent cash or Reference Shares or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased on a Purchase Date pursuant to this Section 210, provided that the Company shall act as its own Paying Agent to the extent that the Reference Shares are in certificated form.  As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Reference Shares, through the Paying Agent, a certificate (or other evidence of ownership) for the number of full shares of Reference Shares, as the case may be, issuable in payment of the Purchase Price.  The person in whose name the certificate (or other evidence of ownership) for Reference Shares is registered shall be treated as a holder of record of such Reference Shares on the Business Day following the Purchase Date.

(h)                                                         There shall be no purchase of any Debentures pursuant to Section 210 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price).  The Paying Agent will promptly return to the respective Holders thereof any Debentures held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have never been given.

(i)                                                             In connection with any offer to purchase or purchase of Debentures under Section 210 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other then applicable tender offer rules and otherwise, if required, comply with all federal and state securities laws so as to permit the rights and obligations under Section 210 to be exercised in the time and in the manner specified in Section 210.

(j)                                                            If a Fundamental Change occurs at any time prior to October 5, 2016 with respect to HSNi or any other Significant Reference Company, Holders shall have the right, at their option, to require the Company to repurchase all of their Debentures, or any portion of the principal thereof that is equal to $1,000 Original Principal Amount or an integral multiple of $1,000.  The “Fundamental Change Repurchase Date” will be a date specified by the Company that is not less than 50 nor more than 55 Scheduled Trading Days following the date on which the Company shall provide notice of such Fundamental Change as set forth below. The price at which the Company shall be required to purchase the Debentures shall, with respect to each Debenture, be equal to the sum of (1) the Purchase Repayment Amount of the Debenture, (2) any accrued and unpaid interest on such Debenture to, but excluding, the Purchase Date and (3) subject to Section 213, any Final Period Distribution on such Debenture (the “Fundamental Change Repurchase Price”).

In connection with a purchase upon a Fundamental Change, the Company may elect to pay the Fundamental Change Repurchase Price in cash or through delivery of Reference Shares having a value equal to the Fundamental Change Repurchase Price or a combination of Reference Shares and cash, determined as set forth in, and subject to the limitations described in, this Section 210 with respect to the purchase of Debentures on the Purchase Date (including, without limitation, the provisions of Section 210(f)).  For this purpose, any Final Period Distribution will be determined as set forth under, and the Current Market Price shall be determined as though, the Fundamental Change Repurchase Date were the Purchase Date.

On or before the 10th day after the occurrence of a Fundamental Change with respect to HSNi (or other Significant Reference Company), the Company shall provide to all Holders of the Debentures a notice of the occurrence of the Fundamental Change and of the resulting repurchase right.  Such notice shall state, among other things (including those items specified in Section 210(e) with respect to a Put Notice that would be applicable with respect to the Company’s repurchase of the Debentures upon the occurrence of a Fundamental Change):

(i)                         the events causing the Fundamental Change;

(ii)                      the effective date of the Fundamental Change;

(iii)                   the last date on which a Holder may exercise the repurchase right;

(iv)                  the Fundamental Change Repurchase Price;

(v)                     the Fundamental Change Repurchase Date;

(vi)                  if applicable, the Reference Shares attributable to a Debenture and any adjustments to the number of such Reference Shares; and

(vii)               the procedures that Holders must follow to require the Company to repurchase their Debentures.

To exercise the repurchase right pursuant to this Section 210(j), the Holder must follow the procedures set forth in this Section 210 with respect to the repurchase of Debentures on the Fundamental Change Purchase Date as though the Fundamental Change Repurchase Date were the Purchase Date.

Section 211.  Special Provisions Relating to Payment in Reference Shares.

(a)                                                         The Company will not deliver a fractional Reference Share.  Instead, the Company will pay cash for the Current Market Price of any fractional share.  The Current Market Price of a fraction of a share shall be determined by multiplying the Current Market Price of the Reference Share determined for purposes of calculating the number of shares to be delivered in respect of the applicable payment by such fraction and rounding the product to the nearest whole cent.  It is understood that if more than one Debenture is to be exchanged or purchased pursuant to Section 209 or 210 in Reference Shares, the number of Reference Shares shall be based on the aggregate amount of Debentures to be exchanged or purchased.

(b)                                                         Prior to the time the Company delivers Reference Shares that are not subject to restrictions on transfer in accordance with the Securities Act and applicable rules and regulations thereunder (other than any restrictions imposed on a Holder of Debentures which is an Affiliate of the Company ) in payment of any amount pursuant to the Debentures, the Company shall deliver to the Trustee an Officers’ Certificate which certifies that such HSNi Stock (or any other Reference Shares) deliverable by the Company hereunder may be so delivered without registration under federal or state securities laws and will be freely transferable without registration under federal or state securities laws, subject to any restrictions imposed on a Holder of Debentures which is an Affiliate of the Company.

Section 212.  Distributions of Reference Shares.

(a)                                                         The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(b)                                                         The Company hereby warrants that upon delivery of any Reference Shares pursuant to this Supplemental Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company.

Section 213.  Final Period Distribution Payment.

(a)                                                         If any portion of a Final Period Distribution within the meaning of clause (b) of the definition of “Final Period Distribution” payable in accordance with Section 204(a), Section 208(a) or Section 210(a) includes any Extraordinary Distributions consisting of Common Equity Securities, such portion will be payable in cash in an amount per Common Equity Security equal to the Current Market Price of such Common Equity Security. For this purpose, the Current Market Price of such Common Equity Security shall be calculated by the Company using the 15 Scheduled Trading Day period commencing on the Scheduled Trading Day next following the date on which the relevant Extraordinary Distribution is made by the applicable Reference Company as the valuation period.  If there are fewer than 15 Trading Days during such 15 Scheduled Trading Day period, then the Current Market Price of such Common Equity Security shall be calculated by the Company based upon the actual number of Trading Days during such period.

(b)                                                         In the case of a Final Period Distribution within the meaning of clause (b) of the definition of “Final Period Distribution,” the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with Section 204(a), redeemed in accordance with Section 208(a) or purchased in accordance with Section 210(a) as of a special record date which shall be the 10th Trading Day after the date of the payment of the relevant Extraordinary Distribution by the applicable Reference Company; and such payment shall be distributed on the 10th Trading Day following such special record date, such that the date of payment shall be the 20th Trading Day after the relevant distribution by the applicable Reference Company.  The Company shall give notice regarding such distribution to the Trustee in accordance with the provisions of Section 206(f).

(c)                                                          In the case of a Final Period Distribution within the meaning of clause (a) of the definition of “Final Period Distribution,” the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with Section 204(a), redeemed in accordance with Section 208(a) or purchased in accordance with Section 210(a) on the fifth Business Day following the payment of the Regular Cash Dividend by the applicable Reference Company, to the persons to whom the Original Principal Amount or the Adjusted Principal Amount, as the case may be, shall have been paid.  The Company shall give notice regarding such distribution to the Trustee in accordance with the provisions of Section 206(f).

(d)                                                         In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (a) or (b) above at the time or in the amount expected, the Company shall pursue any claim it has against such Reference Company, whether as a security holder or otherwise, on behalf of the Holders of Debentures.  Reasonable costs of such actions by the Company may be deducted from the amount of any Extraordinary Distribution before any distribution is made to Holders of Debentures pursuant to Section 206.

Section 214.  Denominations.

The Debentures shall be issued in denominations of $1,000 Original Principal Amount and integral multiples in excess thereof.

Section 215.  Applicability of Certain Original Indenture Provisions.

Section 402 of the Original Indenture, relating to defeasance and covenant defeasance, shall not be applicable to the Debentures.

Section 216.  Security Registrar and Paying Agent.

The Trustee shall be the initial Paying Agent and initial transfer agent for the Debentures (subject to the Company’s right (subject to Section 1002 of the Original Indenture) to remove the Trustee as such Paying Agent and/or transfer agent and, from time to time, to designate one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Debentures.

Section 217.  Global Debentures.

(a)                                                         The Debentures shall be issued in the form of one or more global Debentures.  The initial Depository for the global Debentures shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time.  Debentures shall be offered and sold by the Initial Purchasers in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A), and shall be issued in the form of global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A.  Each global Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture.  The aggregate Original Principal Amount of a global Debenture may from time to time be decreased as a result of partial redemptions, exchanges and purchases, by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

(b)                                                         Debentures issued in global form will be exchangeable for certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Debentures and the Company fails to appoint a successor Depository, (ii) the Depository ceases to be a clearing agency under the Securities Exchange Act, (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Debentures in exchange for Debentures issued in global form, or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debentures.  Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the global Debentures which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depository, as identified by the Depository.

Section 218.  Sinking Fund.

The Debentures shall not be subject to any sinking fund or similar provision.

Section 219.  Amendments to Certain Sections of the Original Indenture.

(a)                                                         The amendments to the Original Indenture contained in this Section 219 shall apply only to the series of Debentures established pursuant to this Seventeenth Supplemental Indenture.

(b)                                                         The following definitions in Section 101 of the Original Indenture are hereby amended:

The definition of Closing Price is amended by replacing the reference therein to “National Quotation Bureau” with “OTC Markets Group Inc.”

The definition of Marketable Securities is deleted and replaced with the following definition:

“Marketable Securities” means any securities listed on a U.S. national securities exchange or listed on a recognized international securities exchange or traded in the over-the-counter market and reported by OTC Markets Group Inc. or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

(c)                                                          Clause (1) of Section 501 of the Original Indenture is hereby amended by adding the words “or distributions” following the word “interest” each time it appears in such clause.

(d)                                                         A new clause (3) is hereby added to Section 501 of the Original Indenture, to read as follows, and existing clauses (3) through (9) are renumbered accordingly and all references in the Original Indenture to existing clauses (3) through (9) are renumbered accordingly:

(3)                                 failure of the Company to comply with its obligations to deliver cash or Reference Shares, if applicable, or a combination thereof, in exchange for Debentures pursuant to Sections 209 or 210 of this Seventeenth Supplemental Indenture.

(e)                                                          Clauses (1) and (2) of the second paragraph of Section 502 of the Original Indenture are hereby amended by adding the words “and distributions” following the word “interest” in the second line of each such clause.

(f)                                                           Section 901 of the Original Indenture is hereby amended by adding a new clause (14), to read as follows:

(14)                          to conform this Indenture and the Securities to the description thereof set forth in the Offering Memorandum under the heading “Description of the Debentures.”

(g)                                                          Clause (1) of Section 902 of the Original Indenture is hereby amended by adding the words “or distributions and Liquidated Damages” following the word “interest” on the second line.

(h)                                                         Section 902 of the Original Indenture is hereby further amended, as follows:

By deleting the reference in clause (4) of Section 902 to “that adversely affects” and replacing it with “to” and by adding “in any manner adverse in any material respect to Holders of Securities” at the end of the clause; and

By adding a new clause (5), to read as follows:

(5)                                 reduce the amount of cash or Reference Shares deliverable upon exchange or purchase of the Debentures.

(i)                                                             Unless the context otherwise requires, all references to payment of principal in the Original Indenture shall include the payment of the Maturity Repayment Amount, and all references to payment of interest shall include Additional Distributions.

Section 220.  Certain Provisions Relating to the Delivery of Reference Shares Upon Exchange or Purchase of the Debentures; Liquidated Damages.

(a)                                                         Notwithstanding any other provision of this Supplemental Indenture, the Company may deliver Reference Shares upon exchange or purchase of Debentures only if (1) if such Reference Shares are Restricted Reference Shares, (x) the Company has in place at the time of delivery of such Reference Shares a registration rights agreement with HSNi (and/or any other applicable Reference Company), and (y) pursuant to such registration rights agreement, there is on file with the Securities and Exchange Commission an effective registration statement pursuant to which the recipients of such Reference Shares may resell such Reference Shares in a registered transaction, and (2) there is no contractual prohibition on the Company’s delivery of such Reference Shares upon the exchange or purchase of Debentures.  The terms of any such registration rights agreement must be no less favorable to the holders of Restricted Reference Shares than those summarized in the Offering Memorandum under the caption “Description of the Debentures—Registration Rights” (the “Registration Rights Provisions”).

(b)                                                         If there is an effective registration statement pursuant to which the recipients of Restricted Reference Shares may sell such Restricted Reference Shares in a registered transaction, and the Company delivers Restricted Reference Shares upon exchange or purchase of a Debenture and a Resale Prospectus covering the Restricted Reference Shares delivered by the Company is not provided to recipients of such Restricted Reference Shares within 10 days of the date on which the Company delivers such Restricted Reference Shares, or if such Resale Prospectus is so provided but does not remain continuously available for use for a period of at least 30 days (in each case subject to and as extended by Permitted Blackout Periods lasting no more than 30 consecutive days as described in the Registration Rights Provisions) (a “Registration Default”), the Company shall pay liquidated damages (“Liquidated Damages”) to Eligible Holders in the form of additional Reference Shares (which may be Restricted Reference Shares) in an amount equal to five percent of the number of Restricted Reference Shares initially delivered to such Eligible Holder upon exchange or purchase of its Debentures and remaining unsold at the time of the Registration Default.

(c)                                                          The Company may pay Liquidated Damages, at its election, in cash (using the applicable Current Market Price for the Reference Shares) or a combination of cash and Reference Shares.  The valuation period for purposes of the Current Market Price and determining the amount of cash or number of additional Reference Shares to be delivered to Eligible Holders following a Registration Default will consist of the 10 Scheduled Trading Days commencing on the fourth Trading Day following the date on which the related Registration Default first occurred. The Company shall provide notice to holders of Restricted Reference Shares no later than the second Scheduled Trading Day following the relevant date on which the Registration Default first occurred as to whether it will deliver cash in lieu of all or a portion of the additional Reference Shares. If the Company does not provide such notice on a timely basis, the Company will be deemed to have elected to deliver cash in lieu of all additional Reference Shares.

(d)                                                         Liquidated Damages shall be payable solely to Holders of Debentures who are Eligible Holders.  The Company shall deliver a notice of a Registration Default to Eligible Holders promptly after the occurrence of a Registration Default.

(e)                                                          If the Restricted Reference Shares attributable to the Debentures are composed of Restricted Reference Shares of more than one Reference Company, following a Registration Default, Liquidated Damages shall be calculated and payable only in respect of the unsold Restricted Reference Shares which are the subject of such Registration Default.

(f)                                                           The delivery by the Company of additional Restricted Reference Shares, cash or a combination thereof to Eligible Holders following a Registration Default as described in this Section 220 shall be considered liquidated damages and shall be the sole and exclusive remedy available to Eligible Holders due to a Registration Default. Upon payment by the Company of Liquidated Damages as described in this Section 220, the Company shall be relieved of any obligation relating to the registration of the Restricted Reference Shares and the holders of such Restricted Reference Shares shall have no further rights to cause the Restricted Reference Shares to be registered for resale.

Section 221.  Business Day

If any date specified herein for the taking of any action (including a date for giving notice) is not a Business Day, the action shall be taken on the next succeeding day that is a Business Day, and, if the action to be taken on such date is a payment in respect of the Debentures, no interest shall accrue for the intervening period.

Section 222.  Calculation of Tax Original Issue Discount.

The Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Debentures as debt instruments that are subject to U.S. Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat the fair market value of any Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares received upon an exchange of a Debenture or upon a purchase of a Debenture at the Holder’s option as a payment on the Debenture for purposes of U.S. Treasury Regulation Section 1.1275-4(b) and to accrue interest with respect to outstanding Debentures as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method,” set forth in Section 1.1275-4(b) of the U.S. Treasury Regulations, using the comparable yield set forth in Exhibit A to this Seventeenth Supplemental Indenture compounded quarterly and the projected payment schedule set forth in Exhibit A to this Seventeenth Supplemental Indenture.

The Company acknowledges and agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to acknowledge and agree,

that (i) the comparable yield means the yield the Company would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the Debentures, (ii) the schedule of projected payments is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Debentures for United States federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the actual amounts payable on the Debentures or the actual yield on the Debentures.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Seventeenth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.  This Seventeenth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Seventeenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Seventeenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

In no event shall the Trustee or Exchange Agent be responsible for making any calculations hereunder or for determining amounts to be paid or for monitoring any Stock Price or Reference Shares.  For the avoidance of doubt, the Trustee and the Exchange Agent shall rely conclusively on the calculations and information provided to them by the Company including, but not limited to, Current Market Price, VWAP, Trading Price, Parity Value, Reference Share Proportionate Reduction, Average Transaction Consideration and the make whole premium.

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental Indenture to be duly executed as of the day and year first above written.

LIBERTY INTERACTIVE LLC

By:	/s/ Laura M. Baldi
Name: Laura M. Baldi
Title: V.P. and Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President, Transaction Management Group

EXHIBIT A

Form of Debentures

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS DEBENTURE IS SEPTEMBER 9, 2013. IN ADDITION, THIS DEBENTURE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH DEBENTURE IS $1,000 AND THE COMPARABLE YIELD IS 2.5%, COMPOUNDED QUARTERLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).  MOREOVER, THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO EACH DEBENTURE  CONSISTS OF (A) A PAYMENT OF STATED INTEREST EQUAL TO $3.11 ON DECEMBER 31, 2013, (B) PAYMENTS OF STATED INTEREST EQUAL TO $2.50 ON ALL SUBSEQUENT QUARTERLY INTEREST PAYMENT DATES (EXCLUDING THE MATURITY DATE), AND (C) A PAYMENT OF STATED INTEREST EQUAL TO $2.50 AND A PROJECTED CONTINGENT PAYMENT EQUAL TO $1,669.16 ON THE MATURITY DATE.

LIBERTY INTERACTIVE LLC (THE “COMPANY”) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS DEBENTURE EACH HOLDER OF THIS DEBENTURE WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS DEBENTURE AS A DEBT INSTRUMENT THAT IS SUBJECT TO U.S. TREAS. REG. SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE FAIR MARKET VALUE OF ANY REFERENCE SHARES (TOGETHER WITH ANY CASH PAYMENT IN LIEU OF FRACTIONAL SHARES) OR CASH, OR A COMBINATION OF CASH AND REFERENCE SHARES RECEIVED UPON AN EXCHANGE OF THIS DEBENTURE OR UPON A PURCHASE OF THIS DEBENTURE AT THE HOLDER’S OPTION AS A PAYMENT ON THE DEBENTURE FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE DEBENTURE AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS DEBENTURE.

[THE LEGEND SET FORTH IN THIS PARAGRAPH IS THE RESTRICTIVE LEGEND—]THE DEBENTURES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE DEBENTURES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE

SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN RULE 144 THEREUNDER) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)  For global Debentures only.

No. R-[•]	Original Principal Amount: $[•]
CUSIP No. 530610 AB0

Liberty Interactive LLC

1% Exchangeable Senior Debentures due 2043

Liberty Interactive LLC, a Delaware limited liability company (hereinafter called the “Company”, which term includes any successor entity under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount provided in Section 204 of the Seventeenth Supplemental Indenture referred to herein (such amount being referred to herein as the “Maturity Repayment Amount”) on September 30, 2043 (the “Maturity Date”), and to pay interest on the Original Principal Amount of this Debenture from September 9, 2013, or from the most recent date to which interest has been paid or provided for, quarterly on March 31, June 30, September 30 and December 31 in each year (each, an “Interest Payment Date”), commencing December 31, 2013, at the rate of 1% per annum, until the Maturity Repayment Amount is paid or made available for payment.  Interest on this Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month (whether or not a Business Day) immediately preceding such Interest Payment Date.  Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the Maturity Repayment Amount and the interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment to DTC or any successor Depository will be made by wire transfer to the account designated by DTC or such successor Depository in writing; and provided, further, that, if DTC or its nominee or any successor Depository or the nominee of such successor Depository is not the Holder of this Debenture, payment of interest due on this Debenture on any Interest Payment Date, other than the Maturity Date, will be made to the Person entitled thereto by wire transfer of immediately available funds, or if, appropriate wire transfer instructions are not received by the Trustee at least 15 calendar days prior to the applicable Interest Payment Date, by check mailed to the address of such Person, as such address shall appear in the Security Register.

The Company shall distribute, or cause to be distributed, Additional Distributions to Holders in accordance with Section 206 of the Seventeenth Supplemental Indenture, between the Company and The Bank of New York Mellon Trust Company, N.A., (successor to The Bank of New York) as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), dated as of September 9, 2013, establishing the terms of the Debentures pursuant to the Indenture (the “Seventeenth Supplemental Indenture”).

This Debenture is one of a duly authorized issue of securities of the Company (herein called the “Debentures”) issued and to be issued in one or more series under an Indenture dated as of July 7, 1999 (the “Original Indenture,”  and together with the Seventeenth Supplemental Indenture and all other indentures supplemental to the Original Indenture, the “Indenture”) between the Company and the Trustee, to which Original Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.  This Debenture is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate Original Principal Amount specified in the Seventeenth Supplemental Indenture.

The Debentures are redeemable at the option of the Company, in whole or in part, on or after October 5, 2016, at any time, in each case on the terms set forth in Section 208 of the Seventeenth Supplemental Indenture.

The Debentures are exchangeable at the option of the Holders thereof on the terms set forth in Section 209 of the Seventeenth Supplemental Indenture.

The Debentures are subject to purchase by the Company at the option of the Holders thereof on the terms set forth in Section 210 of the Seventeenth Supplemental Indenture.

If an Event of Default (as defined in the Indenture) with respect to the Debentures shall occur and be continuing, the principal of the Debentures (being the Original Principal Amount or the Adjusted Principal Amount, as the case may be) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of any Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares received upon an exchange of a Debenture or upon a purchase of a Debenture at the Holder’s option as a payment on the Debenture for purposes of U.S. Treasury Regulation Section 1.1275-4(b).

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such Debentures.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the Maturity Repayment Amount, the Redemption Price, the Purchase Price, the amounts due upon exchange, Additional Distributions, Liquidated Damages and interest on this Debenture, at the times, place and rate, and in the coin or currency or other form of consideration, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the Maturity Repayment Amount, Additional Distributions, Liquidated Damages. amounts due on exchange, Redemption Price, Purchase Price and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate Original Principal Amount, will be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in the denominations specified in the Seventeenth Supplemental Indenture establishing the terms of the Debentures, all as more fully provided in the Indenture.  As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Debenture, the Debentures are exchangeable for a like aggregate Original Principal Amount of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

LIBERTY INTERACTIVE LLC

Attest:		By:
	Name:		Name:
	Title:		Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.

Dated: September 9, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

CERTIFICATE OF TRANSFER

To transfer or assign this Debenture, fill in the form below:

I or we transfer and assign this Debenture to

(Insert assignee’s tax I.D. number)

(Print or Type assignee’s name, address and zip code)

and irrevocably appoint                                  agent to transfer this Debenture on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:

EXHIBIT B

[FORM OF NOTICE OF EXCHANGE]

The Bank of New York Mellon Trust Company, N.A.
101 Barclay Street

New York, NY 10286

Re:                             1% Exchangeable Senior Debentures due 2043 (the “Debentures”)

Gentlemen:

The undersigned Holder of debentures hereby gives notice of its intention to exchange $                             aggregate Original Principal Amount of Debentures.

If Reference Shares are to be delivered as part of this exchange, they should be delivered to:

If cash is to be paid as part of this exchange, it should be sent to:

Any communication to the Holder in connection with this exchange should be directed to:

Very truly yours,

[Name of Holder]

By:
Name:
Title:

Date of Notice of Exchange:

B-1